                                EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-238122) and Form S-8 (Nos. 333-221872, 333-105113, 333-105177, 333-105178, 333-125144, 333-135153, 333-149133, 333-166946, 333-188411, 333-266416, and 333-264694) of Newell Brands Inc. of our report dated February 20, 2024 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia
February 20, 2024